UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 1, 2018

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders

On March 1, 2018, at an Annual Meeting of Stockholders, the following was approved by the Stockholders of Gencor Industries, Inc. (the “Company”):

(1) The election of the following directors:

By holders of Common Stock:

Cort J. Dondero

By holders of Class B Stock:

David A. Air

E.J. Elliott

James P. Sharp

Marc G. Elliott

Randolph H. Fields

(2) The ratification of the selection of Moore Stephens Lovelace, P.A., independent certified public accountants, as auditors for the Company for the year ending September 30, 2018;

(3) The frequency, by advisory vote, of holding an advisory vote on executive compensation every 3 years.

The total number of shares entitled to vote at this meeting was 12,181,837 shares of Common Stock and 2,288,857 shares of Class B Stock, and the final tabulation of proxies was as follows:

Election of Director by Holders of Common Stock:

		Votes	Broker
Name	Votes for	Withheld	Non-votes
Cort J. Dondero	7,679,089	331,669	3,296,657

Election of Directors by Holders of Class B Stock:

		Votes	Broker
Name	Votes for	Withheld	Non-votes
David A. Air	2,288,857	-0-	-0-
E.J. Elliott	2,288,857	-0-	-0-
James P. Sharp	2,288,857	-0-	-0-
Marc G. Elliott	2,288,857	-0-	-0-
Randolph H. Fields	2,288,857	-0-	-0-

All director nominees were duly elected.

Ratification of appointment of Moore Stephens Lovelace, P.A. as auditors for the year ending September 30, 2018:

		Votes
	Votes for	Against	Abstentions
Common Stock	11,143,289	78,164	85,962
Class B Stock	2,288,857	-0-	-0-

The proposal was approved.

Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation:

	Votes for	Votes for	Votes for		Broker
	3 Years	2 Years	1 Year	Abstentions	Non-votes
Common Stock	4,009,094	14,468	3,976,705	10,491	3,296,657
Class B Stock	2,217,577	-0-	71,280	-0-	-0-

A frequency of 3 years was approved.

No other business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

/s/ John E. Elliott
John E. Elliott
Chief Executive Officer

March 1, 2018